EXHIBIT 11.2

Your Vision Our Focus

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement (Form 1-A) of our report dated April 16, 2024, relating to the financial statements of 1606 Corp. (the “Company”), as of December 31, 2023, and 2022, and for each of the two years in the period ended December 31, 2023, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” included in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

July 19, 2024

Turner, Stone & Company, L.L.P. Accountants and Consultants 12700 Park Central Drive, Suite 1400 Dallas, Texas 75251 Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665 Toll Free: 877-853-4195
Website: turnerstone.com	INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS